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FOR IMMEDIATE RELEASE                                  CONTACT: MICHAEL BURKE
NASDAQ: IMGC                                                    EXEC. VP & CFO
                                                       CONTACT: CATHY YUDZEVICH
                                                                IR MANAGER
                                                                (518) 782-1122

          INTERMAGNETICS EXPANDS BANK CREDIT FACILITY TO $200 MILLION,

               EXTENDS SHARE BUYBACK PROGRAM TO 2.5 MILLION SHARES

LATHAM, NY, SEPTEMBER 6, 2005--Intermagnetics General Corporation (NASDAQ: IMGC) announced today that it has increased its existing syndicated credit facility from $130 million to $200 million with expanded commitments from Wachovia Bank as principal agent, JP Morgan Chase, KeyBank and Comerica. The company also announced that its Board of Directors has authorized the resumption of a previously approved stock buyback program and has expanded it to repurchase up to a total of 2.5 million shares of common stock. The company will seek to utilize this authorization over the next two years.

Intermagnetics Chairman and CEO Glenn H. Epstein said, "This expanded line of credit provides a highly cost-effective source of capital to pursue a broad range of investment alternatives for the company, including additional acquisitions. The reactivation of our share buyback program clearly demonstrates the Board's commitment to our ongoing strategy to pursue all logical and direct avenues to create incremental value for our shareholders."

INTERMAGNETICS (www.intermagnetics.com) draws on the financial strength, operational excellence and technical leadership in the market of Magnetic Resonance Imaging (MRI), as well as its expanding businesses within Medical Devices that encompass Invivo Diagnostic Imaging (focusing on MRI components & imaging sub-systems) and Invivo Patient Care (focusing on monitoring & other patient care devices). Intermagnetics is also a prominent participant in superconducting applications for Energy Technology. The company has a more than 30-year history as a successful developer, manufacturer and marketer of superconducting materials, high-field magnets, medical systems & components and other specialized high-value added devices.

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SAFE HARBOR STATEMENT: The statements contained in this press release that are not historical fact are "forward-looking statements" which involve various important assumptions, risks, uncertainties and other factors. These forward-looking statements are based on currently available competitive, financial and economic data and management's views and assumptions regarding future events. Such forward-looking statements are inherently uncertain and are subject to risks, including but not limited to: the company's ability to meet the performance, quality and price requirements of our customers, develop new products and maintain gross margin levels through continued production cost reductions and manufacturing efficiencies; the ability of the company's largest customer to maintain and grow its share of the market for MRI systems; and the company's ability to invest sufficient resources in and obtain third-party funding for its HTS development efforts and avoid the potential adverse impact of competitive emerging patents; as well as other risks and uncertainties set forth herein and in the company's Annual Report on Forms 10-K and 10-Q. The company has provided supplemental non-GAAP financial tables to provide shareholders and prospective shareholders additional information to understand the company's normalized quarterly and annual performances with contributions from Polycold both included and excluded. These tables contain certain estimated pro-forma calculations that we believe provide helpful information regarding our operations. Except for the company's continuing obligation to disclose material information under federal securities law, the company is not obligated to update its forward-looking statements even though situations may change in the future. The company qualifies all of its forward-looking statements by these cautionary statements.